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                                                                   Exhibit 10.14


                           MASTER SERVICES AGREEMENT


     This Master Services Agreement by and between Lante Corporation ("Lante"), a corporation registered in Delaware and located at 161 North Clark Street, Suite 4900, Chicago, Illinois 60601, and Dell Products L.P., a Texas limited partnership, ("Dell"), located at One Dell Way, Round Rock, Texas 78682 is effective as of December 7, 1999 ("Effective Date"). This Master Services Agreement and its SOWs and Exhibits, as so identified, shall be hereinafter collectively referred to as the "Agreement."


1.   INTRODUCTION

1.1 This Agreement sets forth the only terms and conditions under which Dell Products L.P. and Dell Computer Corporation's ("DCC") subsidiaries and affiliates (hereinafter collectively referred to as "Dell") shall purchase from Lante the services set forth in the applicable Statement of Work (the "SOW" or "Services"). The terms and conditions of this Agreement shall apply to all Services purchased by Dell from Lante. For the purpose of this Agreement, Services includes without limitation all incidental services and tasks necessary to perform acceptable Services and provide acceptable deliverables (including without limitation any software or other goods provided in connection with the provisioning of Services) and/or documentation that accompany the deliverables (hereinafter collectively referred to as the "Deliverables"). The terms and conditions of this Agreement shall apply to all Dell Service requests or purchase orders (the "Orders") issued by Dell for the purchase of Services.

1.2 The parties anticipate that the Services to be defined in mutually agreeable SOWs may consist of performing services to execute specific e-services projects. A non-binding goal for revenue opportunities to Lante shall be at least ten percent (10%) of Dell's annual e-services consulting budget. Subject to Section 9, the following minimum revenue shall be guaranteed by Dell to Lante for the following years:

Year 1    $ 3,000,000
Year 2    $ 5,000,000
Year 3    $ 7,000,000
Year 4    $11,000,000
Year 5    $14,000,000

After Year 3, the parties shall meet to discuss Lante's performance in terms of quality, pricing and competitive offerings relative to Dell's expectations.

The above guaranteed revenue amounts shall include Services performed under this Agreement and/or services performed by Lante pursuant to Dell customer referrals, if any, received by Lante directly from Dell, including where Dell is directly involved in the closing of the customer agreement with Lante.

1.3 Lante shall establish an office in Austin, Texas within a reasonable time, not to exceed ninety (90) days from the Effective Date.

1.4 Lante agrees that Rudy Puryear, President and CEO, shall serve as executive sponsor of Lante's relationship with Dell and devote an appropriate amount of attention to successfully execute this relationship.


2.   TERM

2.1 Unless sooner terminated hereunder, this Agreement shall continue for an initial term of five (5) years, beginning on the Effective Date, and then will be automatically renewed for additional successive one (1) year terms unless Dell provides notice of expiration prior to the end of any term.

2.2 Completion of Work under any SOW or Order will not terminate this Agreement.


3.   TIMES OF PERFORMANCE

3.1 Lante will provide to Dell the Services according to the time and manner specified in this Agreement, or applicable SOW as executed by both parties. The purchase of Services will only be made and commenced upon issuance of an Order referencing this Agreement, or any applicable SOW.

3.2 Lante shall perform the Services within the timeframes specified in the applicable SOW. Upon Dell's request, Lante shall provide performance reports within a reasonable time or as otherwise specified in an applicable SOW or Order.


4.   PAYMENT

4.1 Subject to Section 4.3, for performance of the Services, upon Acceptance (as set forth below), Dell will pay the Price (or Fees) set forth in the applicable SOW.

4.2 All payments shall be in United States dollars and are exclusive of applicable sales taxes, but are inclusive of all other charges including any applicable royalties, duties, and all other taxes. Dell shall pay Lante within forty-five (45) days after the end of the month in which Dell receives a proper invoice or, if a self-invoicing system is used, as specified in the SOW.


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Dell will have no liability for any taxes based on Lante's net assets or income or for which Dell has an appropriate resale or other exemption.

4.3 Unless otherwise set forth in a SOW, Lante shall invoice Dell only upon Acceptance (as defined below) of the applicable Services. Further, Lante will invoice within thirty (30) days after it has the right to invoice under the terms of this Agreement. The invoice must be itemized and shall include without limitation: (i) a reference to the applicable Order number and this Agreement; and (ii) the relevant Services and times of performance. Proper original invoices shall be mailed to the address below unless otherwise set forth in a
SOW:

     Dell Products, L.P.
     Accounts Payable
     P.O. Box 149257
     Austin, TX 78714

4.4 Lante acknowledges and agrees that Dell has the right to withhold any applicable taxes from any royalties or other payments due under this Agreement if required by any government authority. Without limiting the foregoing, if Dell Products L.P. is purchasing products/services from Lante on behalf of a subsidiary or affiliate of Dell Computer Corporation, Lante acknowledges and agrees that Dell Products L.P. may withhold from any royalties or payments due for such products/services any applicable taxes incurred by Dell Products L.P. that result from Dell Products L.P. providing such products/services to the applicable Dell Computer Corporation subsidiary or affiliate.

4.5 All payments will be made in U.S. currency unless the parties agree otherwise in a SOW.

4.6 Dell reserves the right to initiate a self-billing process in any particular region and accordingly, at Dell's discretion, Dell shall run a regular report (as set forth in the SOW) and Lante will be responsible for checking this report and advising Dell of any discrepancies within a reasonable timeframe.

4.7 Lante represents and agrees that it shall provide pricing for the Services that is competitive in the marketplace, commensurate with the nature and size of the Services provided under this Agreement.

5.   ACCEPTANCE

5.1 In performance of the Services, Lante agrees to provide Dell with the Deliverables set forth in the applicable SOW. These Deliverables shall meet the criterion (the "Acceptance Criterion") set forth in the applicable SOW.

5.2 Dell will, in accordance with the applicable SOW, advise Lante of Dell's acceptance or rejection. For Deliverables that are dependent on other Deliverables or require integration with third-party components, Dell reserves a final right to conduct acceptance testing after delivery and integration of all interdependent Deliverables.

6.   WARRANTY

6.1  Lante represents and warrants on an ongoing basis that:

(a) Services will: comply with the description of Services set forth in the applicable SOW; comply with all of the other terms and conditions of this Agreement; and be performed in good and workmanlike manner by a skilled and qualified staff in accordance with highest industry standards;

(b) For any Deliverables provided in performance of the Services, subject to
Section 10.1, Dell will acquire good and marketable title to the Deliverables, and that all Deliverables will be free and clear of all liens, claims, encumbrances and other restrictions;

(c) All Deliverables delivered hereunder will be new (unless otherwise set forth in a SOW); free from material defects in design, materials and workmanship, and will conform to any Lante specifications including any specifications set forth in an applicable SOW for a period as specified in the applicable SOW, or for one
(1) year from Acceptance of the Deliverable by Dell if not specified in the applicable SOW. All material defects in design, materials and workmanship discovered during the warranty period will be corrected by Lante in a timely manner;

(d) It has all the rights and licenses in the Deliverables necessary to allow Dell to use the Deliverables as provided for in this Agreement or applicable SOW, without additional charge, except as set for in the applicable SOW;

(e) This Agreement (including without limitation the delivery of Deliverables and performance of the Services) does not violate any applicable law (including without limitation all applicable import or export regulations and all licensing or permitting requirements) or breach any other Agreement to which Lante is a party or bound;

(f) The Deliverables shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) between the twentieth and twenty-first centuries (including, but not limited, the change from December 31, 1999 to

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January 1, 2000 and recognition of the Year 2000 as a leap year); and

(g) Lante's own internal business applications and processes (including manufacturing, testing and inspection processes) shall be able to accurately process date data as described in paragraph 6.1(f) above, and shall recognize the Year 2000 as a leap year. Lante agrees to complete Dell's Year 2000 Business Partner Readiness Assessment as requested by Dell; and, Lante further warrants that the information contained therein shall be true and accurate on an ongoing basis. Upon seven (7) days written notice by Dell, Lante agrees to provide access to its facilities to Dell for the purpose of a Year 2000 readiness review by Dell personnel and/or third parties retained by Dell for such purposes. All such third parties shall sign Non-Disclosure Agreements and will comply with Lante's reasonable security requirements.

7.  INDEMNITY

7.1 LANTE AGREES TO DEFEND, INDEMNIFY, AND HOLD HARMLESS DELL PRODUCTS L.P., DCC, AND ANY OF DCC'S SUBSIDIARIES OR AFFILIATES, AND THEIR RESPECTIVE DIRECTORS, OFFICERS,EMPLOYEES, REPRESENTATIVES, AND AGENTS (THE "INDEMNITEES") FROM AND AGAINST ANY AND ALL THIRD PARTY CLAIMS, ACTIONS, DEMANDS, LEGAL PROCEEDINGS, LIABILITIES, DAMAGES, LOSSES, JUDGMENTS, AUTHORIZED SETTLEMENTS, COSTS OR EXPENSES, INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES, (THE "DAMAGES") ARISING OUT OF OR IN CONNECTION WITH ANY ALLEGED OR ACTUAL:

(i) INFRINGEMENT BY LANTE AND/OR A DELIVERABLE(S) OF A COPYRIGHT, PATENT, TRADEMARK, TRADE SECRET OR OTHER PROPRIETARY OR INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY;

(ii) CLAIM THAT LANTE AND/OR GOODS AND DELIVERABLES PROVIDED UNDER THIS AGREEMENT HAS CAUSED BODILY INJURY (INCLUDING DEATH) OR HAS DAMAGED REAL OR TANGIBLE PERSONAL PROPERTY;

(ii) BREACH OF ANY OF LANTE'S WARRANTIES CONTAINED IN THIS AGREEMENT;

(iv) ANY VIOLATION BY LANTE OF ANY GOVERNMENTAL LAWS, RULES, ORDINANCES, OR REGULATIONS; AND/OR,

(v) CLAIM BY OR ON BEHALF OF LANTE'S SUBCONTRACTORS, SUPPLIERS, EMPLOYEES OR AGENTS.

7.2 LANTE WILL PROVIDE THE ABOVE INDEMNITY EVEN IF LOSSES ARE DUE, OR ALLEGED TO BE DUE, IN PART TO ANY INDEMNITEE'S CONCURRENT NEGLIGENCE OR OTHER FAULT, BREACH OF CONTRACT OR WARRANTY, VIOLATION OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, OR STRICT LIABILITY WITHOUT REGARD TO FAULT; PROVIDED, HOWEVER, THAT LANTE'S CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL NOT EXTEND TO THE PERCENTAGE OF THE THIRD PARTY CLAIMANT'S DAMAGES OR INJURIES OR THE SETTLEMENT AMOUNT ATTRIBUTABLE TO THE INDEMNITEE'S NEGLIGENCE OR OTHER FAULT, BREACH OF CONTRACT OR WARRANTY, OR BREACH OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, OR TO STRICT LIABILITY IMPOSED UPON INDEMNITEE AS A MATTER OF LAW.

7.3 IN THE EVENT OF ANY SUCH CLAIMS, DELL SHALL: (1) PROMPTLY NOTIFY LANTE, (2) AT LANTE'S EXPENSE, REASONABLY COOPERATE WITH LANTE IN THE DEFENSE THEREOF, AND
(3) NOT SETTLE ANY SUCH CLAIMS WITHOUT LANTE'S CONSENT WHICH LANTE AGREES NOT TO UNREASONABLY WITHHOLD. LANTE SHALL KEEP DELL INFORMED AT ALL TIMES AS TO THE STATUS OF LANTE'S EFFORTS AND CONSULT WITH DELL (OR DELL'S COUNSEL) CONCERNING LANTE'S EFFORTS; AND, LANTE SHALL NOT SETTLE THE CLAIM WITHOUT DELL'S PRIOR WRITTEN CONSENT, WHICH SHALL NOT BE UNREASONABLY WITHHELD.

7.4 IN ADDITION TO LANTE'S OBLIGATIONS AND LIABILITIES ABOVE, IF AN INFRINGEMENT CLAIM IS MADE OR APPEARS LIKELY TO BE MADE ABOUT A DELIVERABLE, LANTE SHALL, AT DELL'S OPTION, EITHER: PROCURE FOR DELL THE RIGHT TO CONTINUE TO USE THE DELIVERABLE; MODIFY THE DELIVERABLE SO THAT IT IS NO LONGER INFRINGING; OR REPLACE IT WITH A NON-INFRINGING DELIVERABLE. IF NONE OF THESE ALTERNATIVES IS COMMERCIALLY REASONABLE, DELL SHALL RETURN OR DESTROY, AT LANTE'S OPTION, ANY DELIVERABLES POSSESSED BY DELL FOR A REFUND OF THE PURCHASE PRICE FOR THE SERVICES.

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8.   LIMITATION OF LIABILITY

8.1 LANTE WILL NOT BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF AN AMOUNT EQUAL TO THE GREATER OF $500,000 OR THE AGGREGATE OF ACTUAL FEES PAID UNDER THE AGREEMENT DURING THE IMMEDIATELY PRECEDING SIX (6) MONTH PERIOD. DELL WILL NOT BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF AN AMOUNT EQUAL TO THE GREATER OF THE FEES THAT ARE ACTUALLY DUE AND UNPAID BY DELL FOR SERVICES OR THE UNPAID MINIMUM GUARANTEED REVENUE FOR YEARS 1 THROUGH 3 REFERRED TO IN SECTION 1.2. FURTHER, NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, ORCONSEQUENTIAL DAMAGES OF ANY TYPE, INCLUDING LOST PROFITS, OR LOST DATA, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES, EVEN IF A PARTY HAS BEEN ADVISED BY THE OTHER PARTY OF THE POSSIBILITY OF THE DAMAGE AND EVEN IF A PARTY ASSERTS OR ESTABLISHES A FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED IN THIS AGREEMENT.

8.2 Notwithstanding the foregoing, the limitation set forth in Paragraph 8.1 above shall not apply to:

(i)   liability arising under Section 7 (Indemnification);
(ii)  breach of terms set forth in Section 11.3 (Confidentiality); or
(iii) breach of terms set forth in Section 10 (Intellectual Property Rights).

9.   TERMINATION

9.1 Unless expressly set forth in an applicable SOW, Dell may terminate for convenience this Agreement, any SOW, Order, or portion of SOW or Order, or Services performed under a SOW or Order at any time for any reason upon written notice to Lante. Notwithstanding the foregoing, Dell may not terminate the Agreement for convenience within the first three (3) years after the Effective Date. If Dell terminates the Agreement pursuant to this Section, Dell shall be responsible for the minimum revenue guarantees set forth in Section 1.2 for the first three years and thereafter until the date of such termination, but shall not be responsible for the remaining minimum revenue guarantees set forth in
Section 1.2 above.

9.2 Either party may terminate this Agreement, any SOW, Order, Services, or portion of Services in the event the other party materially defaults in the performance of any of its duties and obligations and the default is not cured within forty-five (45) days after written notice is given to the defaulting party. If Dell terminates the Agreement pursuant to this Section, Dell shall not be responsible thereafter for the minimum revenue guarantees set forth in
Section 1.2 above.

9.3 Either party may immediately terminate this Agreement by giving written notice to the other party if the other party is insolvent or has a petition brought by or against it under the insolvency laws of anyjurisdiction; if the other party makes an assignment for the benefit of creditors; if a receiver, trustee or similar agent is appointed with respect to any property or business of Dell. Further, Dell may terminate this Agreement if Lante becomes owned or controlled by a competitor of Dell, as reasonably determined by Dell. If Dell terminates the Agreement pursuant to this Section, Dell shall not be responsible thereafter for the minimum revenue guarantees set forth in Section 1.2 above.

9.4 Upon termination or expiration of this Agreement, a SOW, an Order, or portion of a SOW or Order, Lante will, in addition to any other obligations of Lante on termination or expiration:

a) Cease all performance of the Services and furnish to Dell all Deliverables and work in progress;

b) Return to Dell all copies of any confidential or proprietary information (as discussed in Section 11 (Confidentiality)) of Dell, and cease all use of these materials; and,

c) Within thirty (30) days, provide a full accounting and invoice itemizing all Services performed, in accordance with this Agreement, related to the Services for which Lante has not yet received payment. Dell shall pay such invoice as set forth in Section 4 above.

10.  INTELLECTUAL PROPERTY RIGHTS

10.1 Dell Work Product: Except for pre-existing intellectual property of Lante (including Lante's Intellectual Property as defined in Section 10.2 below) incorporated in or used in the performance of the Services or development of the Deliverables, Lante agrees that the Deliverables produced under this Agreement shall constitute the work product of Dell (the "Dell Work Product"). Additionally, other than Lante's Intellectual Property, Work Product shall further include without limitation: all tools, data (including without limitation specifications) and/or methods used to design, create, generate or otherwise develop the Deliverables and/or perform the Services; and all patent, copyright, trade secret or other

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proprietary or intellectual property rights developed with respect to the creation of Deliverables or performance of the Services.

10.2 Lante's Intellectual Property: To the extent that the Dell Work Product requires for use pre-existing works (including tools, data and/or methods) owned by or licensed to Lante (the "Licensed Materials"), Dell hereby acknowledges Lante's ownership of the Licensed Materials; and Dell acknowledges that it does not have any ownership interest in such Licensed Materials. Notwithstanding the foregoing, with respect to the Licensed Materials, unless otherwise set forth in a SOW, Lante hereby grants to Dell an irrevocable, non-exclusive, worldwide, royalty-free license to: (i) use, execute, produce, display, perform, copy, distribute (internally or externally) copies of, and prepare derivative works based upon the Licensed Materials and their derivative works, and (ii) authorize others to do any, some, or all of the foregoing.

10.3 All Dell Work Product is solely and exclusively the property of Dell. To the extent any Dell Work Product qualifies as a "work made for hire" under applicable copyright law, it will be considered a work made for hire and the copyright will be owned solely and exclusively by Dell.

10.4 To the extent that any Dell Work Product is not considered a "work made for hire" under applicable copyright law, Lante hereby assigns and transfers all of its right, title and interest in and to the Dell Work Product to Dell. Furthermore, Lante shall ensure that its employees, subcontractors, representatives, agents or other contractors engaged to perform Services hereunder comply with the terms of this Agreement particularly this Section 10.

10.5 Lante will, as part of the Dell Work Product, disclose promptly in writing to Dell all of the Dell Work Product and document all intellectual property rights as Dell personnel may direct. Furthermore, Lante shall, upon request, provide to Dell any or all of the Dell Work Product.

10.6 The parties agree to take any action and fully cooperate with each other, as requested to effect the provisions of this Section.

11.  GENERAL

11.1 Disputes: Before initiating a lawsuit against the other relating to a dispute or claim herein, the parties agree to work in good faith to resolve between them all disputes and claims arising out of or relating to this Agreement. To this end, either party may request that each party designate an officer or other management employee with authority to bind the party to meet to resolve the dispute or claim. During their discussions, each party will honor the other's reasonable requests for non-privileged and relevant information. This paragraph will not apply if: (i) the expiration of the statute of limitations for a cause of action is imminent; or (ii) injunctive or other equitable relief is necessary to mitigate damages.

11.2 Survival of Terms: Regardless of the circumstances of termination or expiration of this Agreement or any SOW or portion thereof, the provisions of Sections 6 ("Warranty"), Sections 7 ("Indemnification"), Sections 8 ("Limitation of Liability"), Sections 10 ("Work Product") and Sections 11 ("General") will survive the termination or expiration and continue according to their terms.

11.3 Confidentiality: Any confidential information that will be disclosed by either party related to this Agreement shall be disclosed pursuant to the terms and conditions of the 10/26/98 Non-disclosure Agreement (#98102619) between the parties. Notwithstanding anything contrary in the terms of the applicable Non-disclosure Agreement, any trade secrets or other proprietary information of Dell, whether oral, visual or written, shall constitute confidential information of Dell even if not marked as such. Further, Lante's obligation to preserve the confidentiality of such trade secrets or proprietary information shall continue in perpetuity. The terms and conditions of this Agreement shall be deemed to be confidential information. Lante will not use the name of Dell nor any Dell trademarks, trade names, service marks, or quote the opinion of any Dell employee in any advertising, presentations or otherwise without first obtaining the prior written consent of an officer of Dell.

11.4 Insurance: Lante will obtain and at all times during the term of this Agreement maintain at its own expense, with insurance companies acceptable to Dell, the minimum insurance coverages stated in Exhibit A to this Agreement. Furthermore, Lante shall, within ten (10) days of the Effective Date of this Agreement, provide Dell with Certificates of Insurance evidencing compliance with this paragraph.

11.5 Compliance: Since Dell transacts business with the United States government, Lante must comply with applicable laws and Federal Acquisition Regulations ("FARs"). Lante, therefore, represents and warrants that it will comply with the FARs, federal acts, and other governmental programs as set forth in Exhibit B to this Agreement.

11.6 Records: Lante will maintain accurate and legible records in English during the term of this

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Agreement and, at a minimum, for five (5) years or that period prescribed by
Applicable Law or Regulation, thereafter and will grant to Dell reasonable access to and copies of, any information reasonably requested by Dell with respect to Lante's performance under this Agreement.

11.7 Remedies: Except as may be otherwise provided in this Agreement, the rights or remedies of the parties hereunder are not exclusive, and either party shall be entitled alternatively or cumulatively, subject to the other provisions of this Agreement, to damages for breach, to an order requiring specific performance, or to any other remedy available at law or in equity.

11.8 Independent Contractors: The parties are independent contractors and neither party is an employee, agent, servant, representative, partner, or joint venturer of the other. Neither party has the right or ability to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party without the other party's written consent. Lante will be solely responsible for all materials and work until Acceptance by Dell, and Dell will have no direction or control of Lante, or any person employed by or contracted for by Lante, except in the results to be obtained.

11.9 Amendments; Waivers: No waiver of any term or condition is valid unless in writing and signed by authorized representatives of both parties, and will be limited to the specific situation for which it is given. No amendment or modification to this Agreement shall be valid unless set forth in writing and signed by authorized representatives of both parties. No other action or failure to act (including inspection, failure to inspect, acceptance of late deliveries of Deliverables, or acceptance of or payment for any Deliverables) will constitute waiver of any rights.

11.10 GOVERNING LAW: THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUSIVE OF ANY PROVISIONS OF THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS AND WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. LANTE HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF TEXAS, U.S.A. AND HEREBY AGREES THAT ANY SUCH COURT SHALL BE A PROPER FORUM FOR THE DETERMINATION OF ANY DISPUTE ARISING HEREUNDER.

11.11 Notices: Any notice or other communication (other than telephone maintenance or support or requests for maintenance or support) required or permitted by this Agreement shall be in writing in English delivered by certified or registered mail, return receipt requested, postage prepaid and addressed as follows or to such other addresses as may be designated by notice from one party to the other, or as set forth in a SOW, all such notices being effective on the date received or, if mailed as set above, three (3) days after the date of mailing:

          If to Dell:

          Dell Products, L.P.
          One Dell Way
          Round Rock, Texas 78682
          Attention:
          cc: General Counsel

          If to Lante:

          Lante Corporation
          161 North Clark Street
          Suite 4900
          Chicago, Illinois 60601
          Attention:
          cc: General Counsel

11.12 Severance: Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored and a new provision deemed added to this Agreement to accomplish to the extent possible, the intent of the parties as evidenced by the provision so severed. The headings used in this Agreement have no legal effect.

11.13 Non-Exclusive: Except as expressly provided in Section 1.2, nothing in this Agreement shall require Dell to purchase from Lante any or all of its requirements for services that are the same or similar to the Services provided hereunder, and Dell may purchase similar or identical services from others. Furthermore, Lante agrees to cooperate and work with Dell and any other providers that Dell may engage in connection with the provision of Services.

11.14 Assignment: This Agreement may not be assigned by Lante in whole or in part, even by operation of law, in a merger or stock or asset sale, without the express written permission of Dell. Such consent shall not be unreasonably withheld. Provided that Dell expressly permits the assignment or continues to do business with the succeeding entity without providing its express permission, the terms and conditions of this Agreement shall apply with respect to the succeeding entity. Any attempted assignment

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contrary to the preceding will be null and void.

11.15 Entire Agreement: This Agreement, its attached SOWs and Exhibits, as so designated, set forth the entire agreement and understanding of the parties relating to the subject matter contained herein, and merges all prior discussions and agreements, both oral and written, between the parties. Each party agrees that use of pre-printed forms, including, but not limited to email, purchase orders, acknowledgments or invoices, is for convenience only and all terms and conditions stated thereon, except as specifically set forth in this Agreement, are void and of no effect. Unless otherwise expressly set forth in a SOW, as so designated, in the event of conflict between this Master Services Agreement and any SOW, the terms of this Master Services Agreement shall prevail.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written herein.

DELL PRODUCTS, L.P.                    LANTE CORPORATION


By: /S/ Thomas J. Meredith             By: /s/ C. R. Puryear
Printed Name: Thomas J. Meredith       Printed Name: C. R. Puryear
Title: CFO                             Title: President & CEO
Date: 12/7/99                          Date: 12/8/99


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                                   EXHIBIT A
                                   INSURANCE


PROVIDER will obtain and at all times during the term of this Agreement maintain at its own expense, with insurance companies acceptable to DELL, the minimum insurance coverages stated below.

(a) Statutory workers' compensation insurance in the state(s) or jurisdiction(s) in which PROVIDER'S employees perform services for DELL, and employer's liability insurance with limits of not less than $500,000: (i) for each accident or occupational disease; and (ii) for each employee. The policy will include an endorsement or certificate of coverage naming DELL as an alternate employer, for the sole purpose of preventing PROVIDER'S workers' compensation carrier from denying coverage based on a claim of employment status, and include a waiver of subrogation in favor of DELL. PROVIDER waives all claims and causes of action against DELL, its officers, directors, and employees for any and all injuries compensable under PROVIDER'S workers' compensation insurance coverage.

(b) Commercial general liability insurance with limits for bodily injury and property damage liability of not less than $1,000,000 personal injury for each occurrence, $2,000,000 general aggregate and products/completed operations coverage which will include premises/operations liability, independent contractors liability, and broad form contractual liability coverage specifically in support of, but not limited to, the indemnity provisions stated in this Agreement. Any endorsement to, certificate or evidence of coverage under the policy will include a waiver of subrogation in favor of DELL; will be endorsed to include DELL as additional insured; will contain cross-liability and severability of interest coverage and will state that the insurance is the primary insurance as regards any other insurance carried by DELL.

(c) If required business automobile liability insurance with a limit of not less than $1,000,000 per occurrence for bodily injury and property damage liability written to cover all owned, hired and non-owned automobiles arising out of the use thereof by or on behalf of PROVIDER and its employees. Any endorsement to, certificate or evidence of coverage under, this policy will include a waiver of subrogation in favor of DELL, be endorsed to included DELL as an additional insured and will state that this insurance is the primary insurance as respects any insurance carried by DELL.

(d) PROVIDER will furnish to DELL insurance certificates, endorsements, or evidence of coverage signed by authorized representatives of the companies providing the coverage, required under the terms of this Agreement. All policies providing coverage will contain provisions that no cancellation, non-renewal or material changes in the policy will become effective, except on thirty (30) days written notice thereof to DELL.

(e) Upon request and without expense, PROVIDER will furnish DELL with certified copies of these insurance policies.

(f) Failure to secure the insurance coverage or the failure to comply fully with any of the insurance provisions of this Agreement as may be necessary to carry out the terms and provisions of this Agreement will be deemed to be a material breach of this Agreement. The provision of insurance coverage hereunder or the lack thereof, does not in any way reduce or limit PROVIDER'S responsibility/liability under this Agreement including, without limitation, its indemnification obligations. Any and all deductibles in the above described insurance policies will be assumed by, for the account of, and at the sole risk of PROVIDER. DELL reserves the right to request reasonable adjustments to the requirements or to request other types of policies to support the level of Services being performed by PROVIDER. PROVIDER shall not unreasonably refuse to make such adjustments.


Master Services Agreement
Page 8